UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 21, 2007
SKYLINE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P. O. Box 743, 2520 By-Pass Road       Elkhart, IN 46515
(Address of principal executive offices) (Zip Code)
(574) 294-6521
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2007, James R. Weigand, who joined the Corporation as Corporate Controller in July 1991, resigned from the position of Vice President-Finance & Treasurer, Chief Financial Officer and Secretary. On that same date, the Corporation’s Board of Directors appointed Jon S. Pilarski to serve as Vice President-Finance & Treasurer, Chief Financial Officer, and Martin R. Fransted to serve as Corporate Controller and Secretary.
Mr. Pilarski, 44, joined the Corporation in September 1994 and previously served as Corporate Controller.
Mr. Fransted, 55, joined the Corporation in January 1981 and previously served as Assistant Treasurer and Director of Taxation.

Item 7.01	Regulation FD Disclosure.
At the Annual Meeting of the Board of Directors held following the Shareholders’ meeting, the following persons were elected as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors (September 22, 2008) or until their successors are elected and qualify:

Thomas G. Deranek	Chairman and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Terrence M. Decio	Vice President, Marketing & Sales
Charles W. Chambliss	Vice President, Product Development and Engineering
Christopher R. Leader	Vice President, Operations
Bruce G. Page	Vice President, Operations
Martin R. Fransted	Corporate Controller & Secretary
Samuel S. Thompson	General Counsel
Linda R. Philippsen	Assistant Vice President
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: September 21, 2007
	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer